EXHIBIT 4.3

                                 TIFFANY & CO.
                          1998 EMPLOYEE INCENTIVE PLAN

                                    Section 1
                                     General

         1.1 Purpose. The Tiffany & Co. Employee Incentive Plan (the "Plan") has been established by Tiffany & Co., a Delaware corporation, (the "Company") to
(i) attract and retain employees; (ii) motivate Participants to achieve the Company's operating and strategic goals by means of appropriate incentives;
(iii) provide incentive compensation opportunities that are competitive with those of other companies competing with the Company and its Related Companies for employees; and (iv) further link Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's Common Stock, thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company's stockholders' equity and the enhancement of long-term returns to the Company's stockholders.

         1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to the last two sentences of subsection 2.2 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

         1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).

                                    Section 2
                                Options and SARs

         2.1   Definitions.

          (a) The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive

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               Stock  Option"  is an Option  that is  intended  to  satisfy  the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

          (b) The grant of a stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares, value equal to all or a portion of the excess of: (a) Fair Market Value of a specified number of Shares at the time of exercise, over (b) an Exercise Price established by the Committee.

         2.2 Exercise Price. The per-Share "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted unless the Option or SAR is granted on a date on which the principal exchange on which the Shares are then listed or admitted to trading is closed for trading, in which case the "Pricing Date" shall be the most recent date on which such exchange was open for trading prior to such grant date; except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award. Except as provided in subsection 4.2(c), the Exercise Price of any Option or SAR may not be decreased after the grant of the Award. Neither an Option nor an SAR may be surrendered as consideration in exchange for a new Award with a lower Exercise Price.

         2.3 Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option or SAR shall be exercisable after, and each Option and SAR shall become void no later than, the tenth (10th) anniversary date of the date of grant of such Option or SAR.

         2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

          (a) The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

          (b) If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (by either actual delivery of Shares or by attestation, with such Shares valued at Fair Market Value as of the date of exercise). The

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               Committee may refuse to accept  payment in Shares if such payment would result in an accounting charge to the Company.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such Shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

                                    Section 3
                               Other Stock Awards

         3.1 Definition. A "Stock Award" is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both).

         3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Goals.

                                    Section 4
                          Operation and Administration

         4.1 Effective Date and Duration. Subject to approval of the stockholders of the Company at the Company's 1998 annual meeting, the Plan shall be effective as of May 1, 1998 (the "Effective Date") and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that, no Award may be granted or otherwise made under the Plan on a date that is more than ten (10) years from the date the Plan is adopted or, if earlier, the date the Plan is approved by the Company's stockholders.

         4.2      Shares Subject to Plan.

         (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (I) One Million (1,000,000) Shares; (II) any Shares available for future awards under the Company's 1986 Stock Option Plan, as amended (the "1986 Plan") as of
                  May 1, 1998; (III) any Shares that are represented by awards granted under the 1986 Plan which are forfeited, expire or are canceled without delivery of Shares or which result in the forfeiture of Shares back to the Company; and (IV) up to Two Hundred and Fifty Thousand (250,000) Shares, to the extent authorized by the Board, which are reacquired in the open market or in a private transaction after the Effective Date, provided, however that the aggregate number of shares available

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                  under categories (II), (III), and (IV), shall not exceed Seven
                  Hundred and Fifty Thousand (750,000) Shares.

                  (ii) Any Shares granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or a Participant's beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

                  (iii) If the Exercise Price of any Option granted under the Plan or the 1986 Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the Company withholding shares, only the number of Shares issued net of the Shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

                  (iv) Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under the Plan, to extent that such settlement, assumption or substitution occurs as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

         (b) Subject to adjustment under paragraph 4.2(c), the following additional maximum limitations are imposed under the Plan:

                  (i) The aggregate maximum number of Shares that may be issued under Options intended to be Incentive Stock Options shall be Two Hundred and Fifty Thousand (250,000) shares.

                  (ii) The aggregate maximum number of Shares that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) and Section 8 (relating to Other Incentive Awards to the extent such Awards are settled with Shares) shall be Two Hundred and Fifty Thousand (250,000) Shares.

                  (iii) Unless the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following limitations shall apply:

                           (A) In any fiscal year of the Company,  the aggregate
                           number  of  Shares   that  may  be   granted  to  any
                           Participant pursuant to any

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                           and  all   Award   (including   Options,   SARs  and
                           Stock Awards)shall not exceed One Hundred Thousand (100,000); and

                           (B) In any fiscal year of the Company, the maximum aggregate cash payout with respect to Other Incentive Awards granted in any fiscal year of the Company pursuant to Section 8 of the Plan which may be made to any Named Executive Officer shall be Two Million Dollars ($2,000,000).

          (c) If the outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property or a different number or kind of shares or securities, or if cash, property, Shares or other securities are distributed in respect of such outstanding Shares, in either case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of Shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options or SARs. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options and SARs; (iv) the limits specified in subsections 4.2(a)(i) and 4.2(b) above: and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options, SARs or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option, SAR or Stock Award shall be rounded up to the nearest whole Share.

         4.3 Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity, and the

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               Committee  may impose such  restrictions  on any Shares  acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or
               traded,   and  under  any  blue  sky  or  state  securities  laws
               applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option or Stock Award, such Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

          (b)  Distribution  of  Shares  under  the  Plan may be  effected  on a
               non-certificated   basis,   to  the  extent  not   prohibited  by
               applicable law or the applicable rule of any stock exchange.

         4.4 Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, in the discretion of the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.

         4.5 Payment for Shares. Subject to the limitations of subsection 4.2 on the number of Shares that may be delivered under the Plan, the
         Committee  may  use  available  Shares  as  the  form  of  payment  for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity). The Committee may provide in the Award Agreement that the Shares to be issued upon exercise of an Option or an SAR or receipt of a Stock Award shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify, including without limitation, conditions on vesting or transferability, and forfeiture and repurchase provisions.

         4.6 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be either paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as

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          determined  by the  Committee.  Any  such  settlements,  and any  such crediting of  dividends or dividend  equivalents  or  reinvestment  in
          Shares   may  be  subject  to  such   conditions,   restrictions   and
          contingencies as the Committee shall establish, including reinvestment of such credited amounts in Share equivalents.

          4.7 Settlements; Deferred Delivery. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares upon the exercise of an Option or SAR or receipt of a Stock Award with the deferral evidenced by use of "Stock Units" equal in number to the number of Shares whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares no later than the 60th day following the date the person to whom such deferred delivery must be made ceases to be an employee of the Company or a Related Company.

          4.8 Transferability. Unless otherwise provided by the Committee, any Option and SAR granted under the Plan, and, until vested, any Stock Award or other Shares-based Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall be exercisable by, or become vested in, during the Participant's lifetime, only the Participant.

          4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

          4.10 Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (an "Award Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not

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          inconsistent  with  the  Plan,  as the  Committee  may,  in  its  sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercisability of an Award, such as continued service to the Company or a Related Company for a specified period of time.
          The  Committee  may  waive  such   conditions  to  and/or   accelerate
          exerciability or vesting of an Option, SAR or Stock Award, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.

         4.11  Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

          (b) Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         4.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         4.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of such board (including a committee of such board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any Stock exchange) by a duly authorized officer of the Company or such Related Company.

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         4.14 Gender and Number.  Where the context admits,  words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         4.15 Liability for Cash Payments. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by such Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

         4.16 Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors of the Company nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board of Directors or a committee of such Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.

                                    Section 5
                                    Committee

               5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

               5.2 Selection of Committee. The Committee shall be selected by the Board and shall consist of two or more members of the Board.

               5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

               (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or time of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, Performance Goals, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual's present and potential contribution to the

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                    Company's  or a Related  Company's  success  and such  other factors as the Committee deems relevant.

               (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements of the Performance-Based Exception and to take such action, establish such procedures, and impose such restrictions at the time Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

               (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

               (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

               (e) Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan is final and binding.

               (f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a Stock exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be requested by the Committee in order to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual's or a Participant's employment, consulting services, termination of employment or services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under

1998 EMPLOYEE INCENTIVE PLAN                                            Page 10
May 21, 1998
the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.


                                    Section 6
                            Amendment and Termination

         6.1 Board's Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.

         6.2 Amendments Requiring Stockholder Approval. Other than as provided in subsection 4.2 (c) (relating to certain adjustments to shares), the approval of the Company's stockholders shall be required for any amendment which: (i) materially increases the maximum number of Shares that may be delivered to Participants under the Plan set forth in subsection 4.2(a); (ii) increases the maximum limitations contained in Section 4.2(b); (iii) decreases the exercise price of any Option or SAR below the minimum provided in subsection 2.2; (iv) modifies or eliminates the provisions stated in the final two sentences of subsection 2.2; or (v) increases the maximum term of any Option or SAR set forth in Section 2.3. Whenever the approval of the Company's stockholders is required pursuant to this subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.

                                    Section 7
                                  Defined Terms

For the purposes of the Plan, the terms listed below shall be defined as follows:

Award. The term "Award" shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, Stock Awards and Other Incentive Awards.

Award Agreement.  The term "Award Agreement" is defined in subsection 4.10.

Board.  The term "Board" shall mean the Board of Directors of the Company.

Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.

Eligible Individual. The term "Eligible Individual" shall mean any employee of the Company or a Related Company. For purposes of the Plan, the status of the Chairman of the Board of Directors as an employee shall be determined by the Committee.

1998 EMPLOYEE INCENTIVE PLAN                                            Page 11
May 21, 1998

Fair Market Value. For purposes of determining the "Fair Market Value" of a Share, the following rules shall apply:

         (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the mean between the lowest and the highest reported sales prices of the Shares on the date in question on the principal exchange on which the Shares are then listed or admitted to trading. If no reported sale of Shares take place on the date in question on the principal exchange, then the reported closing asked price of the Shares on such date on the principal exchange shall be determinative of Fair Market Value.

         (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market.

         (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.

Named Executive Employee. The term "Named Executive Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code section 162(m), or any successor statute.

 Participant. The term "Participant" means an Eligible Individual who has been granted an Award under the Plan. For purposes of the administration of Awards, the term Participant shall also include a former employee or any person (including an estate) who is a beneficiary of a former employee and any person (including any estate) to whom an Award has been assigned or transferred as permitted by the Committee.

Performance-Based Exception. The term "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code section 162(m).

Performance Goals. The term "Performance Goals" means one or more objective targets measured by the Performance Measure, the attainment of which may determine the degree of payout and/or vesting with respect to Awards.

Performance Period. The term "Performance Period" means the time period during which Performance Goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than one of the Company's fiscal years.

1998 EMPLOYEE INCENTIVE PLAN                                             Page 12
May 21, 1998

Performance Measure. The term "Performance Measure" refers to the performance measures discussed in Section 9 of the Plan.

Related Companies.  The term "Related Company" means

         (i) any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting shares of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);

         (ii) any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or

         (iii) any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

Shares. The term "Shares" shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.

                                    Section 8
                             Other Incentive Awards

         8.1 Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted Eligible Individuals, in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

         8.2 Other Incentive Award Agreement. Each Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award or the means by which it will be calculated, the terms and conditions applicable to such Award, the applicable Performance Period and Performance Goals, if any, and such other provisions as the Committee shall determine, in all cases subject to the terms and provisions of the Plan.

         8.3 Nontransferability. Except as otherwise provided in the applicable Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution.

1998 EMPLOYEE INCENTIVE PLAN                                             Page 13
May 21, 1998

         8.4 Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made in cash and at such times as established by the Committee subject to the terms of the Plan.

                                    Section 9
                           Performance-Based Exception

         9.1 Performance Measures. Unless and until the Board proposes for stockholder vote and the stockholders of the Company approve a change thereto, the Performance Measures used to determine the attainment of Performance Goals with respect to Other Incentive Awards and Stock Awards to Named Executive Employees which are designed to qualify for the Performance-Based Exception shall be any one or more of the following, as reported in the Company's Annual Report to Stockholders which is included in the Company's Annual Report on Form 10-K: the Company's consolidated net earnings and the Company's consolidated earnings per share on a diluted basis. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs,
(ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in said Annual Report for the applicable year.

         9.2 Discretion to Adjust Awards/Performance Goals. The Committee may retain the discretion to adjust the determination of the degree of attainment of the pre-established Performance Goals for Awards; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be subjected to an adjustment which would yield an increased payout, although the Committee may retain the discretion to make an adjustment which would yield a decreased payout. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Measure for Awards designed to quality for the Performance-Based Exception and held by Named Executive Officers without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such change without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                                   Section 10
                                   Successors

         All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the

1998 EMPLOYEE INCENTIVE PLAN                                             Page 14
May 21, 1998
result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

1998 EMPLOYEE INCENTIVE PLAN                                             Page 15
May 21, 1998

                                  TIFFANY & CO.
                             a Delaware Corporation
                                 (the "Company")
                           TERMS OF STOCK OPTION AWARD

                        (Standard Non-Qualified Option )

                                    under the
                          1998 EMPLOYEE INCENTIVE PLAN
                                  (the "Plan")
                              Adopted May 21, 1998

1. Introduction and Terms of Option. Participant has been granted a Non-Qualified Stock Option Award (the "Option") to purchase shares of the Company's Common Stock under the Plan by a committee of the Company's Board of Directors (the "Committee"). The name of the "Participant", the "Grant Date", the number of "Covered Shares" and the "Exercise Price" per Share are stated in the attached "Notice of Grant". The other terms and conditions of the Option are stated in this document and in the Plan. Certain initially capitalized words and phrases used in this document are defined in paragraph 10 below and elsewhere in this document.

2. Award and Exercise Price; Option Not An Incentive Stock Option. Subject to the terms and conditions stated in this document, the Option gives Participant the right to purchase the Covered Shares from the Company at the Exercise Price. The Option is not intended to constitute an "incentive stock option" as that term is used in the Code.

3. Earliest Dates for Exercise - Cumulative Installments. Unless otherwise provided in paragraphs 4, 5 or 6 below, the Option shall become exercisable ("mature") in cumulative installments according to the following schedule:

--------------------------------------- ----------------------------------------
As of  the  following  anniversary  of  The  Option  shall  mature  with  the
the Grant Date:                         respect  to  the   following percentage
                                        ("installment") of the Covered Shares:
--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------
One-year anniversary                    25%
--------------------------------------- ----------------------------------------
Two-year anniversary                    25%
--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------
Three-year anniversary                  25%
--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------
Four-year anniversary                   25%
--------------------------------------- ----------------------------------------

Once an installment of the Option matures, as provided in the above schedule, it shall continue to be exercisable with all prior installments on a cumulative basis until the Option expires.

4. Effect of Termination of Employment. An installment of the Option shall not mature if the Participant's Date of Termination occurs before the anniversary of the Grant Date on which such installment was scheduled to mature. Installments of the Option which mature prior to Participant's Date of Termination will remain exercisable, subject to expiration as provided in paragraph 6 below.

5. Effect of Change in Control. All installments of the Option shall mature upon the date of a Change of Control unless the Participant's Date of Termination occurs before the date of the Change of Control.

6. Expiration. The Option shall not be exercisable in part or in whole on or after the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

a.       the ten-year anniversary of the Grant Date;

b. if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;

c. if the Participant's Date of Termination occurs for reasons other than death, Disability or Retirement, the three month anniversary of such Date of Termination.

7. Methods of Option Exercise. The Option may be exercised in whole or in part as to any Shares that have matured by filing a written notice of exercise with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the number of Shares which the Participant elects to purchase and shall be accompanied by either of the following:


a. a bank-certified check payable to the Company (or other type of check or draft payable to the Company and acceptable to the Secretary) in the amount of the Exercise Price for the Shares being exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department; or

b. a copy of directions to, or a written acknowledgment from, an Approved Broker that the Approved Broker has been directed to sell, for the account of the owner of the Option, Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, together with an undertaking by the Approved Broker to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the Shares exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department.

In the case of exercise via method (a), the exercise shall be deemed complete on the Company's receipt of such notice and said check or draft. In the case of exercise via method (b), the exercise shall be deemed complete on the trade date of the sale. The Committee may approve other methods of exercise, as provided for in the Plan, before the Option is exercised.

8. Withholding. All distributions on the exercise of the Option are subject to withholding of all applicable taxes. The method for withholding shall be as provided in paragraph 7 above, unless the Committee approves other methods of withholding, as provided for in the Plan, before the Option is exercised.

9. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process. Upon any attempt to transfer the Option otherwise than as permitted herein or to assign, pledge, hypothecate or otherwise dispose of the Option otherwise than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

Tiffany & Co. 1998 Employee Incentive Plan                              5/21/98
Standard Terms of Stock Option Award: Rev. I                             Page 2

10. Definitions. For the purposes of the Option, the words and phrases listed below shall be defined as follows:

          a. Approved Broker. Means one or more securities brokerage firms designated by the Secretary of the Company from time to time.

          b. Change of Control. A "Change of Control" shall be deemed to have occurred if :

               (i) any person (as used herein, the word "person" shall mean an individual or an entity) or group of persons acting in concert has acquired thirty-five percent (35%) in voting power or amount of the equity securities of the Company (including the acquisition of any right, option warrant or other right to obtain such voting power or amount, whether or not presently exercisable) unless such acquisition is authorized or approved of by the Board of Directors of the Company,

               (ii) individuals  who  constituted  the Board of Directors of the
                    Company on May 1, 1998 (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a director subsequent to May 1, 1988 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director) shall be, for the purposes of this paragraph 10(a), considered as though such individual were a member of the Incumbent Board; or

               (iii)any other  circumstance  with respect to a change in control of the Company occurs which the Committee deems to be a Change in Control of the Company.

         A Change of Control will also be deemed to have occurred as of fourteen days prior to the date scheduled for a Terminating Transaction if provisions shall not have been made in writing in connection with such Terminating Transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices.

          c.   Code. The Internal Revenue Code of 1986, as amended.

          d. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which Participant's employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer or required by applicable law. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the

Tiffany & Co. 1998 Employee Incentive Plan                              5/21/98
Standard Terms of Stock Option Award: Rev. I                             Page3

               Participant's Date of Termination caused by the Participant being discharged by the employer.

          e. Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" if he or she is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment, which impairment, in the opinion of a physician selected by the Secretary of the Company, is expected to have a duration of not less than 120 days.

          f. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

          g. Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after age 65 or the occurrence of the Participant's Date of Termination after age 55 pursuant to the retirement practices of the Participant's employer.

          h. Terminating Transaction. As used herein, the phrase "Terminating Transaction" shall mean any one of the following:

               (i)  the dissolution or liquidation of the Company;

               (ii) a reorganization, merger or consolidation of the Company; or

              (iii) a  reorganization,  merger or  consolidation  of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company by another corporation.

11. Heirs and Successors. The terms of the Option shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Participant may designate a beneficiary of his/her rights under the Option by filing written notice with the Secretary of the Company. In the event of the Participant's death prior to the full exercise of the Option, the Option may be exercised by such Beneficiary to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant or before full exercise of the Option, the Option may be exercised by Participant's estate to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date.

12. Administration. The authority to manage and control the operation and administration of the Option shall be vested in the Committee, and the Committee shall have all powers with respect to the Option as it has with respect to the Plan. Any interpretation of the Option by the Committee and any decision made by it with respect to the Option is final and binding.

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of the Option shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.


Tiffany & Co. 1998 Employee Incentive Plan                              5/21/98
Standard Terms of Stock Option Award: Rev. I                             Page4

                                  TIFFANY & CO.
                             a Delaware Corporation
                                 (the "Company")
                           TERMS OF STOCK OPTION AWARD
                      (Transferable Non-Qualified Option )
                                    under the
                          1998 EMPLOYEE INCENTIVE PLAN
                                  (the "Plan")
                              Adopted May 21, 1998


1. Introduction and Terms of Option. Participant has been granted a Non-Qualified Stock Option Award (the "Option") to purchase shares of the Company's Common Stock under the Plan by a committee of the Company's Board of Directors (the "Committee"). The name of the "Participant", the "Grant Date", the number of "Covered Shares" and the "Exercise Price" per Share are stated in the attached "Notice of Grant". The other terms and conditions of the Option are stated in this document and in the Plan. Certain initially capitalized words and phrases used in this document are defined in paragraph 10 below and elsewhere in this document.

2. Award and Exercise Price; Option Not An Incentive Stock Option. Subject to the terms and conditions stated in this document, the Option gives Participant the right to purchase the Covered Shares from the Company at the Exercise Price. The Option is not intended to constitute an "incentive stock option" as that term is used in the Code.

3. Earliest Dates for Exercise - Cumulative Installments. Unless otherwise provided in paragraphs 4, 5 or 6 below, the Option shall become exercisable ("mature") in cumulative installments according to the following schedule:

------------------------------------------ --------------------------------------
As of the  following  anniversary  of      The Option  shall  mature  with the
the Grant Date:                            respect to the  following  percentage
                                           ("installment") of the Covered Shares:
------------------------------------------ --------------------------------------
------------------------------------------ --------------------------------------
One-year anniversary                       25%
------------------------------------------ --------------------------------------
------------------------------------------ --------------------------------------
Two-year anniversary                       25%
------------------------------------------ --------------------------------------
------------------------------------------ --------------------------------------
Three-year anniversary                     25%
------------------------------------------ --------------------------------------
------------------------------------------ --------------------------------------
Four-year anniversary                      25%
------------------------------------------ --------------------------------------

Once an installment of the Option matures, as provided in the above schedule, it shall continue to be exercisable with all prior installments on a cumulative basis until the Option expires.

4. Effect of Termination of Employment. An installment of the Option shall not mature if the Participant's Date of Termination occurs before the anniversary of the Grant Date on which such installment was scheduled to mature. Installments of the Option which mature prior to Participant's Date of Termination will remain exercisable, subject to expiration as provided in paragraph 6 below.

5. Effect of Change in Control. All installments of the Option shall mature upon the date of a Change of Control unless the Participant's Date of Termination occurs before the date of the Change of Control.

6. Expiration. The Option shall not be exercisable in part or in whole on or after the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

     a.   the ten-year anniversary of the Grant Date;

     b. if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;

     c. if the Participant's Date of Termination occurs for reasons other than death, Disability or Retirement, the three month anniversary of such Date of Termination.

7. Methods of Option Exercise. The Option may be exercised in whole or in part as to any Shares that have matured by filing a written notice of exercise with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the number of Shares which the Participant elects to purchase and shall be accompanied by either of the following:

     a. a bank-certified check payable to the Company (or other type of check or draft payable to the Company and acceptable to the Secretary) in the amount of the Exercise Price for the Shares being exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department; or

     b. a copy of directions to, or a written acknowledgment from, an Approved Broker that the Approved Broker has been directed to sell, for the account of the owner of the Option, Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, together with an undertaking by the Approved Broker to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the Shares exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department.

In the case of exercise via method (a), the exercise shall be deemed complete on the Company's receipt of such notice and said check or draft. In the case of exercise via method (b), the exercise shall be deemed complete on the trade date of the sale. The Committee may approve other methods of exercise, as provided for in the Plan, before the Option is exercised.

8. Withholding. All distributions on the exercise of the Option are subject to withholding of all applicable taxes. The method for withholding shall be as provided in paragraph 7 above, unless the Committee approves other methods of withholding, as provided for in the Plan, before the Option is exercised.

9. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Option may be transferred by the Participant to (i) the spouse, children or grandchildren of the Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, or (iii) a partnership in which any or all Immediate Family Members are the only partners, provided that (x) there may be no consideration paid or otherwise given for any such transfer, and (y) subsequent transfer of the Option is prohibited otherwise than by will, the laws of descent and distribution or pursuant to a domestic relations order. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of paragraph 4 above shall continue to be applied with respect to the original Participant following transfer and the Option shall be


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exercisable by the transferee only to the extent, and for the periods specified, herein. Upon any attempt to transfer the Option otherwise than as permitted herein or to assign, pledge, hypothecate or otherwise dispose of the Option otherwise than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

10. Definitions. For the purposes of the Option, the words and phrases listed below shall be defined as follows:

     a.   Approved  Broker.   Means  one  or  more  securities  brokerage  firms
          designated by the Secretary of the Company from time to time.

     b. Change of Control. A "Change of Control" shall be deemed to have occurred if :

          (i) any person (as used herein, the word "person" shall mean an individual or an entity) or group of persons acting in concert has acquired thirty-five percent (35%) in voting power or amount of the equity securities of the Company (including the acquisition of any right, option warrant or other right to obtain such voting power or amount, whether or not presently exercisable) unless such acquisition is authorized or approved of by the Board of Directors of the Company,

          (ii) individuals who constituted the Board of Directors of the Company on May 1, 1998 (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a director subsequent to May 1, 1988 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director) shall be, for the purposes of this paragraph 10(a), considered as though such individual were a member of the Incumbent Board; or

         (iii) any other circumstance with respect to a change in control of the Company occurs which the Committee deems to be a Change in Control of the Company.

     A Change of Control will also be deemed to have occurred as of fourteen days prior to the date scheduled for a Terminating Transaction if provisions shall not have been made in writing in connection with such Terminating Transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices.

     c.   Code. The Internal Revenue Code of 1986, as amended.

     d. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which Participant's employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer or required by applicable law. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate

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          from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

     e. Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" if he or she is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment, which impairment, in the opinion of a physician selected by the Secretary of the Company, is expected to have a duration of not less than 120 days.

     f.   Plan  Definitions.   Except  where  the  context  clearly  implies  or
          indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

     g. Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after age 65 or the occurrence of the Participant's Date of Termination after age 55 pursuant to the retirement practices of the Participant's employer.

     h. Terminating Transaction. As used herein, the phrase "Terminating Transaction" shall mean any one of the following:

          (i)  the dissolution or liquidation of the Company;

          (ii) a reorganization, merger or consolidation of the Company; or

         (iii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company by another corporation.

11. Heirs and Successors. The terms of the Option shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Participant may designate a beneficiary of his/her rights under the Option by filing written notice with the Secretary of the Company. In the event of the Participant's death prior to the full exercise of the Option, the Option may be exercised by such Beneficiary to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant or before full exercise of the Option, the Option may be exercised by Participant's estate to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date.

12. Administration. The authority to manage and control the operation and administration of the Option shall be vested in the Committee, and the Committee shall have all powers with respect to the Option as it has with respect to the Plan. Any interpretation of the Option by the Committee and any decision made by it with respect to the Option is final and binding.

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of the Option shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

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